UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2020

SABINE PASS LIQUEFACTION, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192373	27-3235920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 Milam Street, Suite 1900
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(713) 375-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Sabine Pass Liquefaction, LLC is filing this Amendment No 1 on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission on March 23, 2020 (the “Original Form 8-K”) to correct an administrative error. Except for the addition of Item 2.03, this Amendment does not otherwise amend or update any information or exhibits originally set forth in or filed with the Original Form 8-K.

Item 1.01    Entry into a Material Definitive Agreement.

On March 19, 2020 (the “Closing Date”), Sabine Pass Liquefaction, LLC (the “Company”) closed a $1.2 billion Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, among the Company, as borrower, certain subsidiaries of the Company (the “Restricted Subsidiaries”), The Bank of Nova Scotia, as Senior Facility Agent (the “Senior Facility Agent”), Société Générale, as the Common Security Trustee, The Bank of Nova Scotia, Houston Branch, HSBC Bank USA, National Association, ING Capital LLC, Natixis, New York Branch, and Wells Fargo Bank, National Association, as Issuing Banks, and ABN AMRO Capital USA LLC, Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, Banco de Sabadell, S.A., Miami Branch, Banco Santander, S.A., New York Branch, Bank of China, New York Branch, The Bank of Nova Scotia, Houston Branch, Canadian Imperial Bank of Commerce, New York Branch, Citibank, N.A., HSBC Bank USA, National Association, Industrial and Commercial Bank of China Limited, New York Branch, ING Capital LLC, Intesa Sanpaolo S.p.A., New York Branch, Mizuho Bank, LTD., MUFG Bank, LTD., National Australia Bank Limited, Natixis, New York Branch, Société Générale, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation, and Wells Fargo Securities, LLC, as Joint Lead Arrangers and lenders (the “Working Capital Facility”). Any Restricted Subsidiaries of the Company that are formed in the future will become guarantors under the Working Capital Facility. The lenders and their affiliates have provided and may provide, from time to time in the future, certain financial services to the Company and its affiliates, for which they may receive advisory or transaction fees, as applicable, of the nature and in amounts customary in the industry for these financial services. Société Générale serves as a financial advisor to the Company for which it receives advisory fees.
The Working Capital Facility is intended to be used for loans (“Revolving Loans”) and swing line loans (“Swing Line Loans”) to, and the issuance of letters of credit (“Letters of Credit”) on behalf of, the Company and/or its Subsidiaries for (i) the refinancing of the Amended and Restated Senior Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, dated as of September 4, 2015, (ii) fees and expenses related to this Working Capital Facility, (iii) gas purchase obligations of the Company and/or its Subsidiaries and (iv) the general corporate purposes of the Company and/or its Subsidiaries.
The Working Capital Facility allows the Company to request incremental commitments of up to $800 million for the Working Capital Facility.
The Working Capital Facility matures on March 19, 2025 (the “Maturity Date”), but may be extended with consent of the lenders.
In connection with the Working Capital Facility, the Company also entered into (a) the Third Amended and Restated Common Terms Agreement, among the among the Company and certain other parties thereto and Société Générale, as common security trustee (the “Common Terms Agreement”), which amends and restates the Second Amended and Restated Common Terms Agreement, dated as of June 30, 2015, among the Company and certain other parties thereto and Société Générale, as common security trustee, and (b) the Third Amended and Restated Accounts Agreement, among the Company, Société Générale, as the Common Security Trustee, and Citibank, N.A. as the Accounts Bank (the “Accounts Agreement”). The foregoing agreements described in clauses (a) and (b) are filed as Exhibits 10.2 and 10.3, respectively, to this report and incorporated herein by reference.
Mandatory Prepayments
The Working Capital Facility provides for mandatory prepayments under customary circumstances, including mandatory prepayments with the proceeds of certain insurance payments and condemnation awards, on receipt of certain proceeds from asset sales, and proceeds of certain payments under material project documents.
Conditions Precedent to each Credit Event
Advances under the Working Capital Facility are subject to customary conditions precedent, including the absence of defaults and bring-down of certain representations and warranties, perfection of security interests and payment of applicable fees and expenses.
Interest and Fees
Loans under the Working Capital Facility, including Revolving Loans, Swing Line Loans and any loans deemed made in connection with a draw upon any Letter of Credit (“LC Loans”) (collectively, the “SPL Loans”) will bear interest at a variable rate per annum equal to LIBOR or the base rate (“ABR”) (the highest of the Senior Facility Agent’s prime rate, the federal funds rate plus 0.50%, and one month LIBOR plus 0.50%), plus the applicable margin. The applicable margin is a variable rate per annum equal to LIBOR plus a range of 1.125% through 1.750% (depending on the then-current rating of the Company) or at the base rate plus a range of 0.125% through 0.750% (depending on the then-current rating of the Company) (provided that the highest rating shall apply in case of split ratings, and provided that if such ratings differ by two or more levels, the applicable level shall be deemed to be one level below the highest of such levels).
Interest on LIBOR SPL Loans is due and payable at the end of each LIBOR period, and interest on ABR SPL Loans is due and payable at the end of each calendar quarter.
The Company will pay a commitment fee at a range of 0.1% through 0.3% (depending on the then-current rating of SPL), which shall accrue on the daily amount of the commitment of such lender less the sum of (i) the outstanding principal amount of such lender’s Revolving Loans, (ii) such lender’s LC exposure and (iii) to the extent the Swing Line lender has required such lender to acquire participations in a Swing Line Loan, its applicable percentage of the aggregate principal amount of all Swing Line Loans outstanding at such time. In the event that draws are made upon any letters of credit issued under the Working Capital Facility and the Company does not elect for such draw to be deemed an LC Loan (an “LC Draw”), the Company is required to pay the full amount of the LC Draw on or prior to 12:00 p.m., New York City time, on the business day of the LC Draw. Any such LC Draw shall bear interest at the rate per annum then applicable to ABR Revolving Loans.
Covenants
The Working Capital Facility contains customary affirmative and negative covenants, subject to exceptions, materiality qualifiers, reasonableness standards, thresholds and grace periods, including customary covenants that restrict the Company’s ability to incur additional indebtedness or liens, engage in asset sales, and engage in transactions with affiliates.
In addition, the Working Capital Facility contains the following conditions for restricted payments: no Default or Event of Default, satisfaction of a 12-month forward-looking and backward-looking 1.25x debt service reserve coverage ratio test and, if a force majeure event has occurred for greater than 12 consecutive months, such that the debt service coverage ratio test has been impacted for purposes of making restricted payments, at least three consecutive months must have elapsed without any force majeure event.

Events of Default
The Working Capital Facility includes customary events of default which are subject to customary grace periods and materiality standards, including, among others, failure to make payments when due under the Working Capital Facility, cross acceleration to any indebtedness of SPL and its Restricted Subsidiaries in an amount greater than certain thresholds, breach of representations or warranties given in connection with the Working Capital Facility and breach of certain covenants, bankruptcy or dissolution, judgments and attachments greater than certain thresholds, change of control, invalidity of security interests, and an event of abandonment.
Collateral
The SPL Loans, obligations under the interest rate protection agreements entered into in connection with the SPL Loans, and the Company’s other senior secured indebtedness permitted under the Common Terms Agreement (collectively, the “SPL Secured Obligations”) are secured on a pari passu basis by a first priority lien (subject to customary permitted encumbrances and exclusions) in substantially all of the assets of the Company and certain future subsidiaries of the Company pursuant. In addition, the SPL Secured Obligations are secured by a pledge of all of the membership interests in the Company. The Company is also required to establish and maintain certain deposit accounts which are subject to the control of the Common Security Trustee. The SPL Loan proceeds and other receipts will be deposited into these accounts, and they will hold the various reserve accounts required by the Working Capital Facility pursuant to the Accounts Agreement. The liens securing the SPL Secured Obligations are evidenced by customary mortgage and other security documents and are subject to customary intercreditor arrangements.
The foregoing description of the Working Capital Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1*
Working Capital Revolving Credit and Letter of Credit Reimbursement Agreement, among the Company, as borrower, certain subsidiaries of the Company, The Bank of Nova Scotia, as Senior Facility Agent, Société Générale, as the Common Security Trustee, the issuing banks and lenders from time to time party thereto and other participants (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 333-192373), filed on March 23, 2020).

10.2*
Third Amended and Restated Common Terms Agreement, among the Company, as borrower, the Secured Debt Holder Group Representatives party thereto, the Secured Hedge Representatives party thereto, the Secured Gas Hedge Representatives party thereto and Société Générale, as the Common Security Trustee and the Intercreditor Agent (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (SEC File No. 333-192373), filed on March 23, 2020).

10.3*
Third Amended and Restated Accounts Agreement, among the Company, certain subsidiaries of the Company, Société Générale, as the Common Security Trustee, and Citibank, N.A. as the Accounts Bank (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (SEC File No. 333-192373), filed on March 23, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABINE PASS LIQUEFACTION, LLC

Date:	March 24, 2020	By:	/s/ Michael J. Wortley
		Name:	Michael J. Wortley
		Title:	Chief Financial Officer